UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 4, 2015, Sorrento Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 22,304,440 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the SEC on April 30, 2015, are as follows:

Proposal 1. All of the six (6) nominees for director were elected to serve until the 2016 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the six (6) directors was as follows:

Directors	For	Against	Abstain
Henry Ji, Ph.D.	15,847,714	0	756,098
William Marth	14,336,134	0	2,267,678
Kim D. Janda, Ph.D.	14,746,189	0	1,857,623
Douglas Ebersole	16,153,796	0	450,016
Jaisim Shah	16,016,421	0	587,391
David H. Deming	16,163,796	0	440,016

Proposal 2. The appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2015 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain
22,125,973	175,597	2,870

Proposal 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the stockholders by the votes set forth in the table below:

For	Against	Abstain
14,141,379	2,419,261	43,172

Proposal 4. The recommendation of a three year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation, was approved, on an advisory basis, by the stockholders by the votes set forth in the table below:

One Year	Two Years	Three Years
5,716,225	4,129,301	6,668,018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2015

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	President and Chief Executive Officer